UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2011
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	74-13391	74-1339132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 906-8555
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On June 28, 2011, Harbinger Group Inc., a Delaware Corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee ( “Wells Fargo”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture dated as of November 15, 2010, governing the Company’s 10.625% senior secured notes due 2015 (the “Initial Notes”), as amended by the supplemental indenture thereto, dated as of June 22, 2011 (as so supplemented, the “Indenture”), by and between the Company and Wells Fargo. The Second Supplemental Indenture amends the Indenture by revising the definition of “Liquid Collateral Coverage Ratio” in Section 1.01 of the Indenture to provide that the shares of Spectrum Brands Holdings, Inc.’s (“Spectrum”) common stock may be included in such ratio only if (i) such stock is listed on a national securities exchange or is actively traded on the over-the-counter market and (ii) at least 15% of the outstanding shares of such stock is owned by persons other than the Company, its Subsidiaries and the Permitted Holders (as defined in the Indenture).
On June 28, 2011 (the “Closing Date”), the Company completed its previously announced offering (the “Offering”) of $150.0 million aggregate principal amount of additional Notes (the “Additional Notes”, and together with the Initial Notes, the “Notes”). The Additional Notes were sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons in offshore transactions pursuant to Regulation S under the Securities Act, and are governed by the Indenture.
The Company expects to use the net proceeds from the issuance of the Additional Notes for working capital by it and its subsidiaries and for general corporate purposes, including the financing of future acquisitions and investments.
The holders of the Additional Notes have certain registration rights pursuant to a Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the initial purchaser of the Notes named therein (the “Registration Rights Agreement”).
Certain terms and conditions of the Notes are as follows:
Maturity. The Notes mature on November 15, 2015.
Interest. The Notes accrue interest at a rate of 10.625% per year. Interest on the Notes is paid semi-annually on each of May 15 and November 15, commencing on November 15, 2011.
Issue Price. The issue price of the Notes is 101.000% of par plus interest from May 15 to the Closing Date.
Ranking. The Notes are senior secured obligations of the Company that (i) rank senior in right of payment to the Company’s future debt and other obligations that expressly provide for their subordination to the Notes, (ii) rank equally in right of payment with all of the Company’s existing and future unsubordinated debt and (iii) are effectively subordinated to all liabilities of the Company’s non-guarantor subsidiaries.
Collateral. The Notes are secured by a first priority lien on all of the Company’s assets (except for certain “Excluded Property” as defined in the Indenture), including, without limitation:
•	all equity interests of Spectrum, Harbinger F&G, LLC and HGI Funding, LLC owned by the Company and related assets;

•	all cash and investment securities owned by the Company;

•	all general intangibles owned by the Company; and

•	any proceeds thereof (collectively, the “Collateral”).
The Company previously issued $350 million aggregate principal amount of Initial Notes in November 2010. All of the Notes share equally and ratably in the Collateral.
No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Notes.
Optional Redemption. The Company has the option to redeem the Notes prior to May 15, 2013 at a redemption price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after May 15, 2013, the Company may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to November 15, 2013, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 110.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter.
Change of Control. If a change of control occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.
Certain Covenants. The Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications. The Company is also required to maintain compliance with certain financial tests, including minimum liquidity and collateral coverage ratios.
Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with certain covenants in the Indenture; failure to comply with certain agreements in the Indenture for a period of 60 days following notice by Wells Fargo or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $25 million; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $25 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.
Pursuant to the Registration Rights Agreement, the Company is obligated to use its commercially reasonable efforts to cause a registration statement with respect to an offer to exchange the Additional Notes for a new issue of notes registered under the Securities Act to be declared effective no later than 240 days after the Closing Date, or, under specified circumstances, to file a shelf registration statement with the Securities and Exchange Commission to effect resales of the Additional Notes.
This summary does not purport to be complete and is qualified in its entirety by reference to the Notes and the Indenture, which have been filed as exhibits to the Company’s filings with the Securities and Exchange Commission, and the Second Supplemental Indenture and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The text of each such document is incorporated herein by reference. Interested parties should read these documents in their entirety.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above regarding the Offering is hereby incorporated by reference into this Item 2.03.

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of June 28, 2011, to the indenture governing the Company’s 10.625% Senior Secured Notes due 2015, dated as of November 15, 2010, by and between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee.

4.2	Registration Rights Agreement, dated June 28, 2011, by and between the Company and the initial purchaser of the Notes named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2011	HARBINGER GROUP INC.
	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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